Exhibit 10.1

SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT (this “Agreement”) is made and entered into effective as of January 31, 2014, by and between Michael R. Starzer (hereinafter referred to as “Starzer”) and Bonanza Creek Energy, Inc. (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, the board of directors of the Company (the “Board”) approved the Executive Change in Control and Severance Plan (the “Severance Plan”) effective as of March 28, 2013; and

WHEREAS, prior to the effective date hereof Starzer has been employed by the Company pursuant to an Employment Letter dated April 29, 2013 (the “Employment Letter”), which includes the Employee Restrictive Covenants, Proprietary Information and Inventions Agreement attached thereto (the “PIIA”); and

WHEREAS, Starzer is retiring from his employment as President and Chief Executive Officer of the Company, effective as of January 31, 2014; and

WHEREAS, Starzer has executed a release pursuant to the Severance Plan; and

WHEREAS, Starzer has submitted his resignation as a member of the Board, effective as of January 31, 2014; and

WHEREAS, Company desires to provide additional compensation to Starzer beyond the compensation provided under the Severance Plan;

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is mutually agreed as follows:

1.                                      Termination.

(a)                                 Starzer’s employment with the Company shall terminate, effective as of January 31, 2014 (the “Termination Date”).

(b)                                 The Company hereby terminates Starzer’s employment with the Company under Starzer’s Employment Letter, which termination is effective as of January 31, 2014.

(c)                                  Starzer has resigned as a member of the Board, effective as of January 31, 2014.

2.                                      Severance Compensation.

In addition to any and all severance payments to be made to Starzer in accordance with, and subject to the terms and conditions of, the Severance Plan, the Company will provide Starzer with the following: (a) a lump sum payment of $930,000, subject to applicable withholding and taxes, which payment shall be made to Starzer concurrently with the cash payments to be paid to Starzer pursuant to Sections 5(b)(i)(1) and (2) of the Severance Plan, (b) 6 months of his current salary, $200,000, subject to all applicable withholdings and taxes, to be paid in a lump sum within five (5) business days of the Termination Date, and (c) voluntary outplacement services for a six month period following his retirement, comprised of reimbursement of (i) lease expenses for executive office space for him and an assistant, and (ii) reimbursement of salary of his assistant, in each case, upon presentation of invoices therefor at a total cost not to exceed $10,000 per month.

3.                                      Entire Agreement.

Except with respect to (i) Starzer’s continuing obligations to the Company (as set forth herein, in the Severance Plan, in the Release under the Severance Plan, in the Employment Letter, and in the PIIA) and (ii) the Company’s continuing obligations to Starzer (as set forth herein, in the Severance Plan, in the Employment Letter, in the Release under the Severance Plan, and in that certain Indemnification Agreement, dated July 5, 2011 between the Company and Starzer), this Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof, and may only be modified by a subsequent written agreement.

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EXECUTED effective as of the date above.

STARZER

Signature:	/s/ Michael R. Starzer

Name:	Michael R. Starzer

COMPANY

Signature:	/s/ Richard J. Carty
Name:	Richard J. Carty
Title:	Chairman of the Board of Directors
Company:	Bonanza Creek Energy, Inc.
Address:	410 17th Street, Suite 1400
City, State, Zip:	Denver, Colorado 80202